COLLATERAL ACCOUNT AGREEMENT

COLLATERAL ACCOUNT AGREEMENT dated February 23, 2011 (this "Agreement"), made by EXCX Funding Corp., a Nevada corporation (the "Pledgor"), in favor of Barry Honig as collateral agent (in such capacity, the "Collateral Agent") for the "Lenders" (as defined below).

WITNESSETH:

WHEREAS,  each party listed as a "Lender" on the Schedule “A” attached hereto have made certain loans (the “Loans”) pursuant to a Credit Facility Agreement of even date herewith (the “Credit Agreement”) by and among The Empire Sports & Entertainment Holdings Co., a Nevada corporation (the “Parent”),The Empire Sports & Entertainment, Co., a Nevada corporation (the “Operating Sub”), and EXCX  Funding Corp.,  a Nevada corporation, collectively as Borrowers, and Barry Honig and Michael Brauser, (each a "Lender" and collectively, the "Lender")(the “Loans”) to or for the benefit of Pledgor;

WHEREAS,  Pledgor (i) has opened account number _________ (the "Collateral Account") with J.P. Morgan (together with any successor entity, the "Intermediary") and (ii) is entering into this Agreement for the benefit of Collateral Agent and Lenders providing for the pledge to Collateral Agent, for the benefit of Lender, of a security interest in the Collateral Account, including, without limitation, all, cash now or hereafter held therein, as collateral security for the repayment of the Loans;

WHEREAS, Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, Pledgor;

NOW, THEREFORE, in consideration of the premises and agreements herein, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1.     Definitions.  All terms used in this Agreement which are defined in the Notes or Article 8 or 9 of the Uniform Commercial Code (the "Code") in effect in the State of New York from time to time and which are not otherwise defined herein shall have the same meanings herein as set forth therein.  All capitalized terms not defined herein or in the Code shall be defined in the same manner as in the Credit Agreement  .

SECTION 2.     Security Interest.  As security for the due and punctual payment of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges, assigns and grants to the Collateral Agent, for the benefit of the Lenders, a continuing security interest in and lien on, all of the Pledgor's right, title and interest in and to the following (the "Collateral"):  (i) the Collateral Account, all amounts which may now or hereafter be on deposit in the Collateral Account, including without limitation, all cash now or hereafter held in the Collateral Account; (ii) all interest, cash, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and (iii) to the extent not described above, all proceeds of any and all of the foregoing Collateral.

SECTION 3.    Obligations.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):the prompt payment by the Pledgor, as and when due and payable (whether upon demand, acceleration or otherwise), of all amounts from time to time owing by them to the Collateral Agent or any Lender under the Loans, including, without limitation, all principal and interest under the Loans (including amounts that, but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, would become due), indemnities, fees, costs, expenses or otherwise; and

SECTION 4.    Establishment of the Cash Collateral Account; Delivery of the Collateral.  The Pledgor has established and will maintain the Collateral Account with the Intermediary.  At any time upon the occurrence and during the continuance of an Event of Default of the Loans , the Collateral shall be held by the Intermediary in the Collateral Account pursuant to the terms hereof and a deposit account control agreement, in form and substance satisfactory to the Collateral Agent, in its sole discretion (the "Control Agreement") among the Pledgor, the Collateral Agent, on behalf of the Lenders and the Intermediary. The Collateral Account shall be under the sole dominion and control of the Collateral Agent and the Pledgor shall have no right to give any instructions on the Collateral Account without the prior written consent of the Collateral Agent.

SECTION 5.    Application of Amounts in Cash Collateral Account.  At any time upon the occurrence and during the continuance of an Event of Default of the Loans (as defined in the Credit Facility Agreement), the Collateral Agent may apply all or part of the cash held in the Cash Collateral Account to the payment of all or any part of the Obligations in such manner as the Collateral Agent may elect.

SECTION 6.    Representations and Warranties.  The Pledgor hereby represents and warrants as follows:

(a)      The Pledgor (i) is a corporation organized, validly existing and in good standing under the laws of the State of Nevada, and (ii) has all requisite corporate power and authority required to carry on its business as now conducted and as presently contemplated.

(b)      The execution, delivery and performance by the Pledgor of this Agreement (i) are within the corporate powers of the Pledgor, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene, or constitute a default under, any applicable law or regulation, the certificate of incorporation or bylaws of the Pledgor or any agreement, indenture, judgment, injunction, order, decree or other instrument binding upon the Pledgor or its properties, and (iv) do not result in the creation of any lien, security interest or other charge or encumbrance (except as provided in or contemplated by this Agreement) upon or with respect to any of its properties.

(c)      This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

(d)      No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for (i) the due execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor, or the perfection, of the security interest purported to be created hereby in the Collateral or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder.

(e)     This Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Lenders, in the Collateral, as security for the Obligations.  Upon execution and delivery of the Control Agreement, such security interest shall be a perfected, first priority security interest and all action necessary to perfect and protect such security interest shall have been duly taken.

(f)      The Pledgor is and will be at all times the legal and beneficial owner of the Collateral and has and will at all times have good and marketable title thereto, free and clear of any lien, security interest, or other charge or encumbrance, except for the security interest created by this Agreement.

SECTION 7.    Covenants of the Pledgor.  So long as any Obligation shall remain outstanding, unless the Collateral Agent shall otherwise consent in writing:

(a)      The Pledgor agrees that it will not, (i) sell, assign (by operation of law or otherwise), or otherwise dispose of any interest in the Collateral, or (ii) create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any Collateral, except for the security interest purported to be created in the Collateral by this Agreement.

(b)      The Pledgor will not, without the prior written consent of the Collateral Agent, cancel, terminate, amend, modify or waive any provision of any agreement, document or other instrument constituting Collateral, or enter into any agreement or permit to exist any restriction with respect to any Collateral other than pursuant hereto.

(c)       The Pledgor will, at its expense, defend the Collateral Agent's right, title and security interest in and to the Collateral against the claims of any person or entity.

(d)       The Pledgor will not take or fail to take any action which would in any manner impair the enforceability of the Collateral Agent's security interest in and to the Collateral.

(e)       The Pledgor will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it in respect of the Collateral.

SECTION 8.    Additional Provisions Concerning the Collateral.

(a)       The Pledgor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Collateral Agent may reasonably request in order (i) to perfect and protect any pledge, lien and security interest purported to be created hereby; (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement.  If the Pledgor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform or cause performance of such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable to the Collateral Agent by the Pledgor pursuant to Section 10 hereof.

(b)       The Pledgor hereby authorizes the Collateral Agent to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

(c)       The Pledgor hereby irrevocably appoints the Collateral Agent the Pledgor's attorney-in-fact, such appointment to become effective upon an Event of Default, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time until this Agreement shall terminate, in the Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent, in its sole and reasonable discretion, may deem necessary to accomplish the purposes of this Agreement.

SECTION 9.    Remedies Upon Default.  If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a Collateral Agent on default under the Uniform Commercial Code then in effect in the State of New York and may apply the Collateral to pay or to provide for the future payment of all or any part of the Obligations in such order as the Collateral Agent may elect.  In the event that the proceeds of the Collateral are insufficient to pay all amounts to which the Collateral Agent is or will legally be entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the rate specified in the Notes for interest on overdue principal thereof, but not to exceed the maximum rate permitted by law (together with the costs of collection and attorneys' fees).

SECTION 10.   Indemnity and Expenses.

(a)       The Pledgor agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement, except for any such claims, losses or liabilities arising from the Collateral Agent's gross negligence or willful misconduct.

(b)      The Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all costs and expenses, including attorneys' fees, which the Collateral Agent may incur in connection with (i) the custody or preservation of, or collection of any Collateral or the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (ii) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 11.   Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and delivered as specified in the Purchase Agreement.

SECTION 12.   Continuing Security Interest; Termination.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until all Obligations shall have been paid in full, (ii) be binding on the Pledgor and its successors and assigns and (iii) inure, together with all rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns in respect of the Loans.  Without limiting the generality of the foregoing, the Collateral Agent may assign or otherwise transfer any of its rights hereunder to any party, and such other party shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent herein or otherwise.  None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent.  Upon satisfaction in full of all Obligations, (A) this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to the Pledgor, and (B) the Collateral Agent will, upon the Pledgor's written request and at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination, but without representation, warranty or recourse of any kind.

SECTION 13.   Miscellaneous.

(a)       No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)      No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Collateral Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or in any other document or agreement.  The rights of the Collateral Agent hereunder against any party thereto are not conditional or contingent on any attempt by the Collateral Agent to exercise any of its rights under any documents or agreements delivered or executed in connection with the Loans against such party or against any other person or entity.

(c)       Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)       This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed therein (without regard to conflict of laws principles).

(e)       EACH OF THE PLEDGOR AND (BY ITS ACCEPTANCE OF THIS AGREEMENT) THE COLLATERAL AGENT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO AND EACH HEREBY AGREES THAT ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN A NEW YORK STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

SECTION 14.   Obligation Unconditional; Continuing Security Interest.

(a)           All rights and interests of the Collateral Agent hereunder, and all agreements and obligations of the Pledgor hereunder, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of the Loans, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the notes evidencing the Loans (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral for any of the Obligations or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or any other person or entity in respect of the Obligations.

(b)           The Pledgor hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by the Pledgor, (iii) notice of any actions taken by the Collateral Agent or any other person in connection with the Loans, any other documents executed in connection with the Loans or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving the Pledgor of any of its obligations hereunder and (v) any requirement that the Collateral Agent protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against the Pledgor or any other person or any collateral.

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered as of the date first above written.

EXCX FUNDING CORP.

	By:	/s/ Sheldon Finkel
Name: Sheldon FInkel
Title:CEO
ACCEPTED BY:

Barry Honig, Collateral Agent

/s/ Barry Honig

 SCHEDULE A

Name of Lender

Barry Honig

Michael Brauser